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EXHIBIT 10.23(c)

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                       AND
                      NON-QUALIFIED STOCK OPTION AGREEMENTS

     This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), is made December 23, 1998 by and between Valassis Communications, Inc. (the "Corporation") and William F. Hogg (the "Executive").

     WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of March 18, 1992, as amended on December 22, 1995 and January 20, 1997 (the "Employment Agreement");

     WHEREAS, the Corporation entered into a NON-QUALIFIED STOCK OPTION AGREEMENTS with the Executive effective as of June 17, 1993, December 8, 1997 and September 15, 1998 (the "Option Agreements"); and

     WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement and the Option Agreements to extend the term of employment under the Employment Agreement and conform the Employment Agreement to certain revised terms as specifically amended herein.

     NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

     1. Section 1.(b) of the Employment Agreement shall be amended to read in its entirety as follows:

          "The Employment Period shall commence as of March 18, 1992 (the "Effective Date") and shall continue until the close of business on September 30, 2001."

     2. Effective January 1, 2000, Section 3.(b) of the Employment Agreement shall be amended to read in its entirety as follows:

          "Commencing on January 1, 2000, with respect to each six-month period ending on June 30 and December 31 thereafter, the Executive shall be paid by the Corporation a semi-annual cash bonus of up to 50% of the Annual Base Salary on the following basis: (i) 25% in accordance with the targets set by the Board and the Compensation/ Stock Option Committee of the Corporation (the "Committee"); and (ii) 25% in accordance with performance targets set by the Executive Vice President of Manufacturing and Media. Each such semi-annual bonus (the "Semi-Annual Cash Bonus") shall be paid promptly after the end of the applicable six-month period when the Committee (in the case of 3.(b)(i) herein) and the Executive Vice President of Manufacturing and Media (in the case of 3.(b)(ii) herein) has determined that applicable targets have been met but in no

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     event later than 60 days after each June 30 and December 31. The Executive shall also be entitled to participate in any programs of the Corporation enabling employees to apply all or part of any bonus to the purchase of the Corporation's stock and receive matching grants."

     3. All other terms of the Employment Agreement and the Option Agreements shall remain in full force and effect.

     4. This instrument, together with the Employment Agreement and the Option Agreements, contains the entire agreement of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.


                                            /s/ Valassis Communications, Inc.
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                                            /s/ William F. Hogg, Jr.
                                            ------------------------------------